The Chrysler Building
                                       405 Lexington Avenue, New York, NY  10174
                                       (212) 704-6000 Fax (212) 704-6288



                                  April 7, 2000


Labtec Inc.
1499 S.E. Tech Center Place
Suite 350
Vancouver, Washington 98683

Dear Sir or Madam:

         We have acted as counsel to Labtec Inc., a Massachusetts corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an offering of an aggregate of 262,237 shares of common stock, par value $.01 per share (the "Shares").

         Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Registration Statement.

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Restated Articles of Organization, as amended, (ii) Amended and Restated By-laws and (iii) resolutions of the Company's board of directors. We have also examined a certain letter agreement, dated December 1, 1999, between the Company and The KB Mezzanine Fund II, L.P. concerning the issuance of the Shares. We further have reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been legally issued, fully paid and non-assessable.

Labtec Inc.
April 7, 2000
Page 2


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                                              Very truly yours,

                                                          /s/ Parker Chapin LLP

                                                              PARKER CHAPIN LLP